                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ------------------------

                                 FORM 8-K/A

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 June 11, 1996
                                 Date of Report
                       (Date of earliest event reported)



                           SMITH INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                     1-8514                 95-3822631
(State or other jurisdiction of       (Commission             (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)



                               16740 Hardy Street
                                 Houston, Texas
                   (Address of principal executive offices)

                                    77032
                                 (Zip Code)


                               (713) 443-3370
              (Registrant's telephone number, including area code)

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

         On June 11, 1996, M-I Drilling Fluids L.L.C. ("M-I"), a 64% owned affiliate of Smith International Inc. (the "Registrant"), purchased Anchor Drilling Fluids A.S. ("Anchor") from Transocean A.S. ("Seller").

         M-I acquired the assets of Anchor in exchange for cash and the assumption of certain liabilities totaling 695.75 million Norwegian kroner. The principal source of the Registrant's portion of the purchase price was a loan made in the ordinary course of business. The Company entered into a five year term loan for 320.00 million Norwegian kroner with a bank group consisting of Texas Commerce Bank, ABN-Amro Bank, Den Norske Bank, Bank of America, First Interstate Bank, the Bank of New York, CORESTATES and Union Bank of California. The remainder of the funds came from a private placement made in the ordinary course of business through Principal Mutual and John Hancock. The terms of the purchase, including the purchase price, were negotiated on an arms-length basis between M-I and Seller.

         Anchor's assets include plant, equipment and property used, and which will continue to be used, in connection with manufacturing and marketing oil field drilling fluids and drilling fluid systems.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.
                 The following financial statements of Anchor Drilling Fluids A.S. are attached as part of this report.

         Audited Financial Statements of Anchor Drilling Fluids, A.S.
               Report of Independent Accountants

               Directors Report 1995

               Consolidated Statements of Operations for the Years Ended
                 December 31, 1995 and 1994

               Consolidated Balance Sheets as of December 31, 1995 and 1994

               Consolidated Statements of Cash Flows for the Years Ended
                 December 31, 1995 and 1994

               Comments to the Accounts

               Notes to Consolidated Financial Statements

         Unaudited Financial Statements of Anchor Drilling Fluids, A.S.

               Consolidated Statements of Operations for the Three Months Ended
                 March 31, 1996 and 1995

               Consolidated Balance Sheets as of March 31, 1996 and December
                 31, 1995

               Consolidated Statements of Cash Flows for the Three Months Ended
                 March 31, 1996 and 1995

               Notes to Consolidated Financial Statements

         (b) Pro Forma Financial Information.
                 The following Pro Forma financial information of Smith International, Inc. is attached as part of this report.

               Pro Forma Condensed Statement of Operations for the Year Ended
                 December 31, 1995

               Pro Forma Condensed Statement of Operations for the Three Months
                 Ended March 31, 1996

               Pro Forma Condensed Balance Sheet as of March 31, 1996

               Notes to Pro Forma Condensed Financial Statements

(c) Exhibits.

         Exhibit number and description

        (2)      Plan of Acquisition, Reorganization, Arrangement or
                 Succession.

            2.1 Purchase and Sale Agreement By and Between M-I Drilling Fluids L.L.C. and Anchor Drilling Fluids A.S.*

      (23)       Consents of Experts and Counsel.

            23.1     Consent of Coopers & Lybrand ANS

* Previously filed.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SMITH INTERNATIONAL, INC.


                                   By:   /s/  NEAL S. SUTTON
                                      -------------------------------------
                                        Neal S. Sutton
                                        Senior Vice President - Administration,
                                        General Counsel and Secretary

Date:  August 26, 1996

To The Annual General Meeting
Anchor Drilling Fluids AS



AUDIT REPORT FOR 1995 (TRANSLATION FROM NORWEGIAN)

We have audited the financial statements for Anchor Drilling Fluids AS for 1995, showing a profit for the year of NOK 18.664.000 for the parent company and an annual profit of NOK 23.385.000 for the group. The financial statements, consisting of the Board of Directors' report, profit and loss account, balance sheet, cash flow statement, notes and consolidated financial statements, have been presented by the company's Board of Directors and its managing director.

Our responsibility is to examine the company's financial statements, the accounts and accounting records and other related matters.

We have performed the audit in accordance with the relevant laws, regulations and generally accepted auditing standards. We have performed the audit procedures which we have considered necessary in order to confirm that the annual report and accounts do not contain material errors or misstatements. We have examined on a sample basis the evidence supporting the accounting items and assessed the accounting principles applied, the estimates made by management and the overall financial statements' content and presentation. To the extent it is required by generally accepted auditing standards we have reviewed the company's management routines and internal control.

The Board's proposed disposition of the net profit and equity transfers is in accordance with the requirements of the Joint Stock Companies' Act.

In our opinion the financial statements are prepared in accordance with the Joint Stock Companies' Act and present fairly the financial position of the company and the group pr. December 31, 1995 and the result of the operations in the accounting year in compliance with generally accepted accounting principles.

Oslo, 1. April 1996
COOPERS & LYBRAND ANS

/s/ Jorgen O. Kjorsvik
- ----------------------
    Jorgen O. Kjorsvik
Statsautorisert revisor
(State Authorized Public Accountant)

                            DIRECTORS REPORT 1995


Anchor Drilling Fluids (Anchor) has throughout 1995 maintained its position as one of the leading service companies within the petroleum industry.

Staying close to the core business has allowed the necessary focus on research and development with respect to technical performance and environmental considerations.

To safeguard and simplify the total operation of the company, Anchor has reviewed its internal procedures and certified its operation in accordance to the ISO - 9001 quality assurance standard.

SALES AND CONTRIBUTION

As a consequence of the re-structuring of the group, turnover and contribution have been reduced from NOK 974.4 mill in 1994 to NOK 908.2 mill in 1995. Profit margins have been maintained at approximately 1994 levels, but a larger proportion of the contribution has been spent on new area development. Total profit for the year is NOK 33.6 mill compared to NOK 90.7 mill in 1994.

COST EFFICIENCIES AND ENVIRONMENTAL CONSIDERATIONS

Customer focus on reduced drilling cost has continued in 1995 within the frame work of environmental considerations. Governmental bodies world wide have focused on the possible negative impact of drilling fluids discharged to the marine environment and issued directives to minimize this potential. Anchor welcomes this development as this coincides with Anchor's objectives to produce novel technology from non-toxic and biodegradable components. In line with targeting Anchor as the "green-alternative", extensive testing has been performed to replace existing components with more environmental products on a continued basis.

OPERATIONS

Anchor is continuing its integration with its customers in all geographical areas. Novel technology has been applied in both Vietnam and Malaysia, securing and maintaining a high market share in South East Asia. The Vietnamese company has concluded its 50th well and supplied drilling fluids and engineering services to a higher temperature well (203 Degrees C) with good results. During the second half of 1995, Anchor was awarded contracts in Bangladesh and Thailand has throughout 1995 worked for more than 20 different operating companies.

The board has not been satisfied with the results in the United States and Anchor has reorganized its activities. Alternative solutions will be used to monitor progress and evaluated in the near future. In Canada, the specialized novel Glycol system for onshore wells. Anco 4000 has passed environmental regulations and proved successful under field conditions.

Anchor's operations in the North Sea have been affected by reduced drilling activity in the Norwegian Sector. In Norway, Anchor serviced all exploration wells drilled and has been the preferred alternative for high temperature/pressure wells.

In the UK market, Anchor has conducted several successful operations on complex wells using novel drilling fluid technology. The company has also serviced offshore wells from Holland using their base facilities in Great Yarmouth.

During the latter part of the year, Anchor established a separate fully integrated drilling fluid company in Nigeria.

TECHNICAL ACHIEVEMENTS

Anchor has throughout the year concentrated its efforts within the research and development part of the company. Along with the company's long term objectives, selected vendors have been invited to participate in long term research and development projects to identify promising and specialized chemicals for novel drilling fluids. The capacity at the head office at Forus has been increased to encompass the anticipated future increased emphasis on environmental considerations. The continuous focus on improved efficiency has lead to the development of a Linear Alpha Olefin (LAO) based synthetic drilling fluid Anco Tec. This system aims at the European market, whereas an isometized Olefin (IAO) has been developed for the U.S. market.

WORKING ENVIRONMENT

Anchor has continued its close cooperation with established trade unions to safeguard completion of complex projects without industrial disputes. Anchor can once again review a satisfactory year with respect to health and safety. The absenteeism has been maintained below the targeted 2% and no accidents or near misses have been recorded.

Attention has also been paid to the working environment for the offshore workers. Anchor's new oil based drilling fluid, Ancovert, has been developed with the specific objective reducing negative impact on human beings. Field tests confirmed the anticipated results and were well received by drilling contractor employees.

ORGANIZATION AND ALLOCATION OF PROFITS

In total, the Anchor Group employs 474 people. Remuneration to the President, auditors and directors are listed as notes in the Annual Report of the parent company, Anchor Drilling Fluids A/S. From the total turnover of NOK 908.2 mill, the net result before tax was NOK 33.6 mill for the Group. For the holding company, the turnover was NOK 411.4 mill, generating a profit before tax of NOK 20.0 mill. The board of directors recommend the profit of the holding company, Anchor Drilling fluids A/S to be distributed as follows:
(NOK 1,000).

Profit for the year                       18,664
Group contribution                       (28,988)
Transferred from reallocation fund         5,757

At disposal                               (4,567)

Recommended disposed as follows:

To legal reserve                           1,866
From retained earnings                    (6,433)
Total disposed                            (4,567)

Finally, the board of directors would like to express their thanks to all employees for their dedicated and loyal efforts throughout 1995 and look forward to a continuation of the cooperation in the years to come.


                             Stavanger, 22.03.1996




/s/  REIDAR LUND          /s/  JAN ERIK TVETERAAS     /s/  BENGT HAVNEGJERDE
- ----------------------    ----------------------      ----------------------
Reidar Lund               Jan Erik Tveteraas          Bengt Havnegjerde
Chairman                  Board member                Employee elected
                                                      board member

/s/  LEON TVEIT                                       /s/  STEINAR OLSEN
- ----------------------                                ----------------------
Leon Tveit                                            Steinar Olsen
Employee elected                                      President
board member

                          ANCHOR DRILLING FLUIDS, A.S.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            YEAR ENDED DECEMBER 31,
                                                                         ------------------------------
                                                            NOTE            1995                1994
                                                          --------       -----------         ----------
                                                                               (NOK in thousands)
 TURNOVER                                                                  908,159              974,385

 Costs of goods                                                           (553,385)            (584,216)
 Salaries and personnel expenses                                          (158,262)            (153,309)
 Other operating expenses                                      1          (122,882)            (113,518)
 Depreciation                                                 10           (32,409)             (24,042)
                                                                       -----------             --------
 TOTAL OPERATING EXPENSES                                                 (866,938)            (875,085)
                                                                       -----------             --------

 OPERATING PROFIT                                                           41,221               99,301

 Interest income                                               2             8,005                7,434
 Interest expense                                              2           (16,119)             (15,015)
 Other financial expenses                                      2            (1,557)              (4,318)
 Earnings from partnerships                                                  2,097                3,336
 NET FINANCIAL ITEMS                                                        (7,574)              (8,562)
                                                                       -----------             --------

 PROFIT BEFORE TAX                                                          33,647               90,738

 Taxes payable                                               3,4            (7,528)              (5,573)
 Deferred tax                                                  4            (1,191)              (1,338)
                                                                       -----------             --------

 PROFIT BEFORE MINORITY INTEREST                                            24,928               83,827

 Minority interest                                            14            (1,543)              (1,902)
                                                                       -----------             --------

 NET INCOME                                                                 23,385               81,925
                                                                       ===========             ========

                          ANCHOR DRILLING FLUIDS, A.S.
                          CONSOLIDATED BALANCE SHEETS

                                                                                    DECEMBER 31,
                                                                              ------------------------
 ASSETS                                                          NOTE           1995            1994
                                                                              ---------      ---------
                                                                                 (NOK in thousands)
 CURRENT ASSETS:
 ---------------
 Cash and bank deposits                                            6             39,663          17,038
 Receivables                                                       7            232,821         198,969
 Inventory                                                         8            135,448         150,596
                                                                                -------         -------
 TOTAL CURRENT ASSETS                                                           407,932         366,603
                                                                                -------         -------

 NON CURRENT ASSETS:
 -------------------
 Long term receivables                                                            5,590           5,727
 Shares                                                            9                369             369
 Partnership holdings                                              9              7,899           7,358
 Fixed assets                                                     10            106,174         112,267
                                                                                -------         -------
 TOTAL NON CURRENT ASSETS                                                       120,032         125,721
                                                                                -------         -------

 TOTAL ASSETS                                                                   527,964         492,324
                                                                                =======         =======

 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities                                              11            222,427         179,085

 LONG TERM LIABILITIES:
 Long term liabilities                                            12             58,321          65,995
 Deferred tax                                                      4              5,668           4,473
 Subordinated loan                                                13            216,044         171,451
                                                                                -------         -------
 TOTAL LONG TERM LIABILITIES                                                    280,032         241,919
                                                                                -------         -------

 Minority interest                                                14             14,049          13,546

 SHAREHOLDERS' EQUITY:
 Share capital (16,612 shares @ NOK 1.0)                                         16,612          16,612
 Other equity                                                     15             (5,156)         41,162
                                                                                -------         -------
 TOTAL SHAREHOLDERS' EQUITY                                                      11,456          57,774
                                                                                -------         -------
 TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                     527,964         492,324
                                                                                =======         =======
 Mortgages and guarantees                                         16            273,609         277,033


/s/  JAN ERIK TVETERAAS      /s/  REIDAR LUND          /s/  STEINAR OLSEN
- -------------------------    ----------------------    -----------------------
Jan Erik Tveteraas           Reidar Lund               Steinar Olsen
                             Chairman                  President

/s/  BENGT HAVNEGJERDET                                /s/  LEON TVEIT
- -------------------------                              -----------------------
Bengt Havnegjerdet                                     Leon Tveit

                          ANCHOR DRILLING FLUIDS, A.S.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31,
                                                                    ----------------------------
                                                                       1995               1994
                                                                    ---------           --------
 CASH FLOWS FROM OPERATING ACTIVITIES:                                    (NOK in thousands)
 Profit before tax                                                    33,647             90,738
 Gain on sale of fixed assets                                          1,523                214
 Depreciation                                                         32,409             24,042
 Taxes                                                                (7,528)            (5,573)
 Deferred tax                                                         (1,191)            (1,338)
 Payable group contribution                                          (17,621)           (25,932)
 Minority interest                                                    (1,543)            (1,902)
                                                                     -------            -------
 GROSS CASH PROVIDED BY OPERATING ACTIVITIES                          39,696             80,249
                                                                     -------            -------

 Change in current assets, except cash                               (18,704)             7,301
 Change in current liabilities                                        43,342            (23,299)
                                                                     -------            -------
 NET CASH PROVIDED BY OPERATING ACTIVITIES                            64,334             64,251
                                                                     -------            -------

 CASH FLOW FROM INVESTING ACTIVITIES:

 Investment in fixed assets (net)                                    (27,839)           (30,311)
 Change in long term receivables                                        (404)             2,759
                                                                     -------            -------
 NET CASH USED IN INVESTING ACTIVITIES                               (28,243)           (27,552)
                                                                     -------            -------

 CASH FLOW FROM FINANCING ACTIVITIES:

 Change in long term liabilities                                      (7,197)           (42,897)
 Change in minority interest                                             503              1,396
 Change in equity                                                     (6,772)            (8,977)
                                                                     -------           --------
 NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                    (13,466)           (50,478)
                                                                     -------           --------

 NET INCREASE (DECREASE) IN CASH DURING THE YEAR                      22,625            (13,779)
 CASH AT THE BEGINNING OF THE YEAR                                    17,038             30,817
                                                                     -------            -------

 CASH AT THE END OF THE YEAR                                          39,663             17,038
                                                                     =======            =======

                          ANCHOR DRILLING FLUIDS, A.S.
                            COMMENTS TO THE ACCOUNTS


                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


CLASSIFICATION OF INCOME AND EXPENSES

The annual accounts have been compiled using the historic cost principle. Income is recognized when goods are delivered and services when performed. Expenses are recognized when they are incurred.


CLASSIFICATION OF BALANCE SHEET ITEMS

Receivables and debts are classified as current assets/current liabilities if they fall due within one year following the balance sheet date. First year installments on long term loans are included in current liabilities. Other assets are classified as fixed assets and other liabilities as long term liabilities.


CONSOLIDATED ACCOUNTING PRINCIPLES

Companies, in which Anchor Drilling Fluids owns more than 50% of the shares and has a controlling interest, have been included as subsidiaries in the consolidated accounts. The consolidated accounts show the Group's financial position and result after all intra-group transactions and balances have been eliminated.

Companies in which Anchor Drilling Fluids owns less than 50% of the shares have been included in the consolidated accounts if Anchor, through agreements, exercises full control or has a significant influence on all financial and operational decisions, including the distribution of profits and dividends.

When consolidating foreign companies, the income statement is translated to NOK using the average exchange rate for the year, while the balance sheet is translated using the exchange rate valid on the balance sheet date. The resulting exchange rate difference on the translation is offset directly against the Group's equity.

Affiliated companies are included in the consolidated accounts using the net equity method. Affiliated companies (20 - 50% owned) are those companies in which Anchor Drilling Fluids has a significant and strategic, but not controlling interest. In accordance with the accounting principles of this method, Anchor's part of profit after tax is included as other financial income in the income statement. The interest in the respective company is included in the consolidated balance sheet at cost price, adjusted for Anchor's share of changes in the respective company's equity since the acquisition.

                          ANCHOR DRILLING FLUIDS, A.S.
                            COMMENTS TO THE ACCOUNTS


ASSETS AND LIABILITIES IN FOREIGN CURRENCY

Current assets and liabilities in foreign currency are translated to NOK using the exchange rate valid at the balance sheet date. Long term receivables in foreign currency are translated at the lower of the exchange rate on the balance sheet date and the historical rate. Long term liabilities in foreign currency are translated using the higher of the exchange rate on the balance sheet date and the historical rate. Unrealized losses are charged as expense, except when unrealized losses can be netted against unrealized profits in the same currency.


LEASING

The Group differentiates between operational and financial leasing. Agreements that transfer the majority of commitments and benefits connected to the ownership of an asset to the lessee have been classified as financial leases. Assets acquired through financial leasing have been included in fixed assets classified as leased assets and are depreciated over the remaining useful lifetime of the asset. The remaining lease commitments under the contract have been posted as current or long term liabilities in accordance with general classification principles.

Leasing agreements that do not meet the above criteria have been classified as operational leases and the lease payments as ordinary operating expenses.


ACCOUNTS RECEIVABLE AND INVENTORY

Accounts receivable are derived from normal business activities and are stated at book value less provision for bad debts where appropriate.

Inventory represents goods held for resale and is stated at the lower of cost or estimated net realizable value. Cost is arrived at on the first-in first-out basis. Provision is made for obsolete or slow moving items where appropriate. Provision has also been made for the environmentally safe destruction of unsalable products where appropriate.


FIXED ASSETS AND DEPRECIATION

Property, plant, machinery and equipment are stated in the balance sheet at historical cost less accumulated depreciation. Depreciation is calculated on a straight line basis based on an assessment of the remaining useful life of the asset. The depreciation rates are shown in Note 11. The difference between the book value and the tax related value is treated as a temporary timing difference.

                          ANCHOR DRILLING FLUIDS, A.S.
                            COMMENTS TO THE ACCOUNTS

GOODWILL

The difference between the purchase price and net book equity of a company at the time of purchase is classified as excess value. Goodwill represents the portion of the above excess value that could not be allocated to specific assets at the time of purchase.

Goodwill is depreciated on a straight line basis in accordance with Norwegian GAAP and based on an assessment of the expected lifetime of the goodwill.


DEFERRED TAX

Deferred tax is incurred through the Group's activity in the accounting year, but will not become payable until later periods. Deferred tax has been computed based on current prevailing tax rates and temporary differences between values for accounting and tax purpose, and is shown as long term debt in the balance sheet. Such tax liabilities that may fall due after a substantial period of time has not been discounted.

The tax expense in the income statement consists of two components. Change in deferred tax liabilities during the year, and taxes payable on the accounting year's taxable profits.

Goodwill is shown net of deferred tax. In the consolidated accounts, net tax assets of group companies are set off against other companies' tax liabilities where this is in accordance with local tax regulations.


EMPLOYEE PENSION RETIREMENT PLANS

Anchor has adopted the recommendations for treatment of accrued pensions under Norwegian GAAP for the Group accounts with effect 1st of January 1994. (The new accounting standard closely resembles USGAAP, FAS87.)

Contribution is made in accordance with the individual level premium actuarial cost method for employees with defined benefit retirement plans, based on years of service and estimated final salary level. The Norwegian Group companies have defined benefit plans while the international subsidiaries and affiliates have defined contribution plans under local laws and regulations.

This year's pension cost is included as cost in "salary and personnel expenses" in the income statement. Plans with accumulated benefit obligations less than plan assets are shown as long term assets in the balance sheet, while plans with obligations exceeding plan assets are treated as long term liabilities. When calculating the plan assets and the

                          ANCHOR DRILLING FLUIDS, A.S.
                            COMMENTS TO THE ACCOUNTS


pension obligations, estimated amounts based on the actuarial calculation and the market value of the plan assets have been used.

The accrued pension rights of the Group's Norwegian employees are secured through a collective insurance scheme arranged with an insurance company.

Employees in the Group's foreign subsidiaries are covered locally by various defined contribution plans.

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)

1.      OTHER OPERATING EXPENSES
        Included in other operating expenses is office rental for the Groups headquarters in Norway held under an operational lease contract. The contract expires in 2011 but with an option for Anchor to exit the agreement every 5 years. The annual rental amount is in USD and total approximately NOK 1,310.

2.      FINANCIAL ITEMS
        The financial income consists of interest income on the Group's deposits and placement. Financial expenses consist primarily of interest expenses on loans in NOK and USD. Other financial expenses includes both realized gain/loss on currency and unrealized losses on currency.

3.      TAXES
        Income taxes have been provided on taxable profits in subsidiaries at current rates. Deferred taxation is provided at the tax rate expected to apply to differences arising from the inclusion of income and expenditures in tax computations in periods different from those in which they are included in the accounts. The tax liabilities of the Norwegian entities of the Group have been reduced wholly or in part by the surrender of group contribution to the parent company, Transocean AS. Provision has not been made for withholding taxes which would be payable if retained profits of overseas subsidiaries were remitted to Norway. Withholding tax has been provided for where applicable on interest, dividends and fees charged between group companies.

4.      DEFERRED TAX
        In accordance with the Norwegian standard for tax accounting, deferred tax assets and liabilities resulting from temporary differences that may be reversed within the same period of time are shown net. Any net tax benefit will however not be included as an asset.

        In the consolidated statements the Groups net tax assets have been set off against tax liabilities in other group companies, where tax regulations make this possible. Such regulations for instance include Norwegian group contributions.

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)

        In accordance with current regulations, no deferred tax has been computed on retained earnings elements from the Groups subsidiaries. Below is a specification of temporary differences for the Group. Negative amounts represent future tax benefit reserves.

                                                                               DECEMBER 31,
                                                                           ---------------------
        TEMPORARY DIFFERENCES RELATED TO:                                   1995           1994
                                                                           -----           ----
        Inventory                                                            595            595
        Other current assets                                                 305            305
        Other current items                                                -   6          -   6
        Fixed assets                                                         243          -  30
        Unrealized currency exchange gain/loss                             - 188          - 188
        Other items                                                        9,830          7,070
                                                                          ------          -----
        TOTAL RESERVE                                                     10,779          7,746
                                                                          ------          -----


        TOTAL DEFERRED TAX ON ABOVE DIFFERENCES                            5,668          4,473
                                                                          ======         ======

        The split of the tax expense for the Group is shown below. The payable taxes in Norway have been eliminated through the surrender of group contribution to the Group's ultimate parent company, Transocean AS. Current tax reported for Norway represent foreign withholding tax on fees and interest received.

                                                                               DECEMBER 31,
                                                                         ----------------------
                                                                         -------         ------
        CURRENT TAX EXPENSE:                                               1995           1994
        Norway                                                             1,330            536
        Foreign group companies                                            6,198          5,037
                                                                           -----          -----
        TOTAL TAXES PAYABLE                                                7,528          5,573
                                                                           -----          -----

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)

        DEFERRED TAX EXPENSE:
        Norway                                                0                0
        Foreign group companies                           1,191            1,338
                                                          -----            -----
        TOTAL DEFERRED TAX EXPENSE                        1,191            1,338
                                                          -----            -----
        TOTAL TAX EXPENSE                                 8,719            6,911
                                                          =====            =====


5.      GROUP CONTRIBUTION
        The taxable profit in the Norwegian entities of the Group has been surrendered to the ultimate parent company Transocean AS as group contribution. The payable portion of the group contribution has been included under short term liabilities in the balance sheet. The remainder is included as a subordinate loan.


6.      CASH AND BANK DEPOSITS
        Included in cash and bank deposits is NOK 5,585 in restricted/locked-up funds for the payment of personnel income tax and other taxes for the period up to the balance sheet date.


7.      RECEIVABLES

                                                                         DECEMBER 31,
                                                             ----------------------------------
                                                               1995                       1994
                                                             -------                    -------
        Gross trade receivables                             204,662                     158,356
        Other receivables                                    28,159                      40,614
                                                            -------                     -------
        TOTAL RECEIVABLES                                   232,821                     198,970
                                                            =======                     =======


8.      INVENTORY

                                                                         DECEMBER 31,
                                                             ---------------------------------
                                                               1995                     1994
                                                             -------                  --------
        Raw materials                                        13,872                      14,173
        Finished goods/goods held for resale                121,576                     136,423
                                                            -------                     -------
        TOTAL INVENTORY                                     135,448                     150,596
                                                            =======                     =======

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)

9.      SHARES

                                                      Share                   Number                   Value in
              Name of company                Curr    capital   Percentage    of issued      Par       bal. Sheet
                                                     (1.000)     owned        shares       value    of parent co.
- -------------------------------------------------------------------------------------------------------------------
 Shares in Subsidiaries
 -------------------------------------------

 Sun-Tek  A/S                              NOK             51     100%                51      1,000             428
 Norbar Minerals A/S                       NOK         16,000     100%            16,000      1,000          16,000
 Anchor Drilling Fluids Aps DK             DKK             80     100%            80,000          1             558
 Anchor Drilling Fluids Ltd UK             GBP          1,363     100%           325,000          4           4,344
 PT Mudcoindo Pratama Indonesia            RPI        200,000       0%                                            0
 BW Promud Sdn Bhd Malaysia                MYR            200      40%           200,000          1          11,114
 Anchor Drilling Fluids Inc USA            USD          1,751     100%         2,006,958          1          41,243
 Anchor Drilling Fluids Inc Canada         CAD            200     100%           200,000          1          19,560
 Anchor Drilling Fluids Hong Kong          USD              1     100%                 2        705               8
 Anchor Nigeria                            USD             61     100%                 1         61             381
                                                                                                             ------
 Total shares in subsidiaries                                                                                93,636
                                                                                                             ======

 Shares in affiliated companies
 -------------------------------------------

 Anchor Italia                             ITL         20,000     99%                100    200,000             350
 Other                                                                                                           19
                                                                                                             ------

 Total shares in affiliated companies                                                                           369



 Holdings in Partnerships and Joint Ventures
 -------------------------------------------

 Anchor Vietnam                            USD           800      50%                           400           3,043
 Accumulated share of result in affiliated companies                                                          4,856
                                                                                                             ------
 Booked value                                                                                                 7,899
                                                                                                             ======

         All shares in subsidiaries have been eliminated and other companies have been included in the consolidated accounts in accordance with Norwegian GAAP and applicable accounting standards.

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)


10.     FIXED ASSETS

                                                      MACHINERY
                                                        AND
                                                      EQUIPMENT     BUILDINGS      SITE     GOODWILL       TOTAL
- ------------------------------------------------------------------------------------------------------------------
 Cost at January 1, 1995                                157,572        75,684    2,836        45,724       281,816
 Currency transl. at January 1, 1995                     (2,931)       (1,160)     (55)          (29)       (4,175)
 Additions in 1995                                       36,675         8,719        0             0        45,394
 Disposals                                              (11,763)      (10,352)    (794)            0       (22,909)
 COST AT DECEMBER 31, 1995                              179,553        72,891    1,987        45,695       300,126
 Acc. deprec. at December 31, 1995                     (121,112)      (40,284)       0       (40,562)     (201,958)
 Currency transl. acc. depr.                              2,331          (509)      55           (17)        1,860
 Acc. depr. disposals                                     5,435           711                                6,146
 BOOK VALUE AT DECEMBER 31, 1995                         66,207        32,809    2,042         5,116       106,174
 Depr. for the year                                      17,059         3,083                 12,268        32,410
 Depr. percentage used                                    10-25%            5%       0%        10-20%


         The Group differentiates between operational and financial leasing. Assets covered by financial leasing agreements constitute an insignificant share of the total assets in the Group.

         Goodwill represents the difference between the purchase price and the net book equity of the subsidiaries at the time of purchase.

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)

INVESTMENT/DISPOSALS OF FIXED ASSETS

                    Machinery &
                     Equipment                 Buildings                   Site                      Goodwill
             ---------------------     ----------------------      ----------------------     ----------------------
             INVESTMENT   DISPOSAL     INVESTMENT    DISPOSAL      INVESTMENT    DISPOSAL     INVESTMENT    DISPOSAL
 1995          36,675      11,763          8,719      10,352               0         794               0        0
 1994          28,671       3,607          4,454           0           1,845
 1993          23,948       3,283          2,939         936               6
 1992          48,253       4,105         18,753                         172                       2,976
 1991          31,014       9,276          1,134       4,738             513       1,003          27,782


11.         CURRENT LIABILITIES

                                                             DECEMBER 31,
                                                      ----------------------------
                                                       1995                 1994
                                                      -------             --------
 Trade payable                                        111,214              104,827
 Overdraft facility                                    41,671               31,438
 Current taxes                                          7,451                3,793
 Employee taxes, Holiday allowance, etc.                7,059                8,530
 Other current liabilities                             55,032               30,496
                                                      -------              -------
 CURRENT LIABILITIES                                  222,427              179,085
                                                      =======              =======

            Included in Other current liabilities is NOK 17,621 representing this years payable portion of group contribution.


12.     LONG TERM LIABILITIES

                                                                DECEMBER 31,
                                                       ----------------------------
                                                         1995                 1994
                                                       -------             --------
 Loan in NOK                                            1,967                2,000
 Loan in USD                                           50,552               54,080
 Loan in other currencies                                   0                5,148
 Net pension liabilities                                5,802                4,767
                                                       ------               ------
 LONG TERM LIABILITIES                                 58,321               65,995
                                                       ======               ======

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)

         The loan agreement Anchor has entered into with Den norske Bank contains various covenants relating to the profitability and balance sheet of the Group. At year end, the Group was within the set targets.

         NET PENSION LIABILITIES (EMPLOYEE PENSION RETIREMENT PLANS)

         The defined benefit plans are administrated by independent insurance companies. Within the Group there are four different arrangements for defined benefit plans, covering individual plans for 92 employees as of December 31, 1995. The last external actuarial calculation was made in December 1995.

         NET PERIODIC PENSION COST FOR DEFINED BENEFIT PLAN ARRANGEMENTS

                                                                        YEAR ENDED DECEMBER 31,
                                                                        -----------------------
                                                                         1995             1994
                                                                        ------           ------
 Benefit earned during the year
   including social security tax                                        (2,922)          (2,039)
 Interest on prior period benefit obligation                              (808)            (840)
 Estimated (earnings) loss on plan assets                                  713              713
 Amortized (profit) loss on estimates                                      (49)               0
                                                                       -------          -------
 NET PENSION COST                                                       (3,066)          (2,166)
                                                                       =======          =======

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)

STATUS OF DEFINED BENEFIT PLANS RECONCILED TO THE BALANCE SHEET
ABO=Accumulated benefit obligations

                                           PLAN ASSETS EXCEED ABO    ABO EXCEEDS PLAN ASSETS
                                           ----------------------    -----------------------
                                           12/31/95      1/1/95       12/31/95      1/1/95
 Accumulated benefit
 obligations (ABO)                            (887)      (1,071)      (15,752)     (13,781)

 Plan assets at estimated fair value           552        1,454        11,027        9,610
 Social security tax on
 accrued pension liability                                               (527)        (596)
 NET PENSION (OBLIGATIONS) ASSETS             (335)         383        (5,252)      (4,767)
 Amortized (profit) loss on estim.             785                       (550)
 Accum. estimation (profit) loss               (49)
 TOTAL PREPAID PENSION (ACCRUED
 PENSION LIABILITY) ON BALANCE SH.             401          383        (5,802)      (4,767)


 Assumptions in determination of projected accumulated benefit obligations

 Discount rate                                   7%           6%            7%           6%
 Assumed rate of return plan assets              8%           7%            8%           7%
 Assumed salary increase                       3,5%           3%          3,5%           3%
 Assumed pension increase                        3%           3%            3%           3%
 Assumed turnover                                2%           2%            2%           2%

13.     SUBORDINATED LOAN
        The Group has subordinated loans totaling NOK 216,044 composed of the non-payable portion of group contributions and a small loan from SND.

14.     MINORITY INTEREST

        Minority interest relates to Comabar and is composed as follows:

 Value at January 1, 1995                                                     13,546
 Minority interest in profit after tax on ordinary activity                    1,543
 Exchange adjustment                                                          (1,040)
                                                                              ------
 VALUE AT DECEMBER 31, 1995                                                   14,049
                                                                              ======

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)

15.     EQUITY

                                                                 SHARE       OTHER          TOTAL
                                                                 CAPITAL     EQUITY         EQUITY
                                                                 -------     ------         ------
 Shareholders' equity at January 1, 1995                        16,612       41,162         57,774
 Net income 1995                                                             23,385         23,385
 Group contribution                                                         (62,931)       (62,931)
 Currency translation differences                                            (6,772)        (6,772)
                                                                           --------       --------
 SHAREHOLDERS' EQUITY AT DECEMBER 31, 1995                      16,612       (5,156)        11,456
                                                                ======     ========       ========


16.      OFF BALANCE SHEET ITEMS
         Anchor has provided guarantees totaling NOK 4,472. All the guarantees have been provided by the parent company. As security for the Groups long term loans, the Parent Company has mortgaged trade receivables and inventory for all the Norwegian and the US entities. In addition, selected machinery and equipment and an office building in the UK has been mortgaged. At year end, these assets had a total book value of NOK 269,137.

                          ANCHOR DRILLING FLUIDS, A.S.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED MARCH 31,
                                                                 -----------------------------
                                                                    1996                 1995
                                                                 ---------             ---------
                                                                         NOK in thousands)
Revenue                                                            245,938               188,049

Costs of revenue                                                  (161,998)             (110,752)
Salaries and personnel expenses                                    (39,246)              (33,358)
Other operating expenses                                           (30,836)              (26,210)
Depreciation                                                        (5,333)               (6,377)
                                                                 ---------             ---------
Total operating expenses                                          (237,414)             (176,697)
                                                                 ---------             ---------

OPERATING INCOME                                                     8,524                11,352

Interest income                                                      2,967                 1,703
Interest expense                                                    (3,895)               (3,715)
Other financial expenses                                             1,002                (2,289)
Earnings from partnerships                                             207                    98
                                                                 ---------             ---------
NET FINANCIAL ITEMS                                                    281                (4,203)
                                                                 ---------             ---------

INCOME BEFORE TAXES AND MINORITY INTEREST                            8,805                 7,149

Current taxes                                                       (1,044)               (4,070)
                                                                 ---------             ---------

INCOME BEFORE MINORITY INTEREST                                      7,761                 3,079

Minority interest                                                   (7,278)                 (423)
                                                                 ---------             ---------

NET INCOME                                                             782                 2,656
                                                                 =========             =========

                          ANCHOR DRILLING FLUIDS, A.S.
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


                                                                             March 31,        December 31,
ASSETS                                                                         1996              1995
                                                                             ---------        ------------
                                                                                 (NOK in thousands)
CURRENT ASSETS:
- ---------------
Cash and bank deposits                                                          30,853           39,663
Receivables                                                                    243,672          232,821
Inventory                                                                      144,185          135,448
                                                                              --------         --------
TOTAL CURRENT ASSETS                                                           418,710          407,932
                                                                              --------         --------

NON CURRENT ASSETS:
- -------------------
Long term receivables                                                            6,818            5,590
Shares                                                                             354              369
Partnership holdings                                                             7,846            7,899
Fixed assets                                                                   107,820          106,174
                                                                              --------         --------
TOTAL NON CURRENT ASSETS                                                       122,838          120,032
                                                                              --------         --------
TOTAL ASSETS                                                                   541,548          527,964
                                                                              ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                                            231,258          222,427

LONG TERM LIABILITIES:
- ----------------------
Long term liabilities                                                           61,362           58,321
Deferred tax                                                                     5,576            5,668
Subordinated loan                                                              216,044          216,044
                                                                              --------         --------
TOTAL LONG TERM LIABILITIES                                                    282,983          280,032
                                                                              --------         --------

Minority interest                                                               14,532           14,049

SHAREHOLDERS' EQUITY:
- ----------------------
Share capital (16,612 shares @ NOK 1.0)                                         16,612           16,612
Other equity                                                                    (3,836)          (5,156)
                                                                              --------         --------
TOTAL SHAREHOLDERS' EQUITY                                                      12,776           11,456
                                                                              --------         --------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                     541,548          527,964
                                                                              ========         ========

                          ANCHOR DRILLING FLUIDS, A.S.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED MARCH 31,
                                                                   ----------------------------
                                                                    1996                  1995
                                                                   ------                ------
                                                                       (NOK in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:

Income before tax                                                    8,805                 7,149
Depreciation                                                         5,333                 6,377
Taxes and group contribution                                        (1,044)               (4,070)
Minority interest                                                     (483)                 (423)
                                                                   -------               -------

GROSS CASH PROVIDED BY OPERATING ACTIVITIES                         12,611                 9,033

Change in current assets, except cash                              (19,588)               29,686
Change in current liabilities                                        8,831               (21,411)
                                                                   -------               -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                           (1,854)               17,309
                                                                   -------               -------

CASH FLOW FROM INVESTING ACTIVITIES:

Investment in fixed assets (net)                                    (6,979)               (4,850)
Change in long term receivables                                     (1,160)               (2,217)
                                                                   -------               -------
NET CASH USED IN INVESTING ACTIVITIES                               (8,139)               (7,067)
                                                                   -------               -------

CASH FLOW FROM FINANCING ACTIVITIES:

Change in long term liabilities                                      2,951                (6,391)
Change in minority interest                                            483                   423
Change in equity                                                    (5,959)               (5,924)
                                                                   -------               -------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                    (2,525)              (11,892)
                                                                   -------               -------

NET INCREASE (DECREASE) IN CASH DURING THE YEAR                     (8,810)               (1,650)
CASH AT THE BEGINNING OF THE YEAR                                   39,663                17,038
                                                                   -------               -------

CASH AT THE END OF THE YEAR                                         30,853                15,388
                                                                   =======               =======

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)


1.      GENERAL COMMENT
        The consolidated financial statements for the three months ended March 31, 1996 and 1995 included herein are unaudited. Reference is hereby made to the Comments to the Accounts contained in the financial statements included in the Anchor Drilling Fluids AS annual report for the year ended December 31, 1995. The unaudited financial statements have been prepared using the same accounting principles and there are no significant changes in the content of these notes except as discussed below.


2.      INVENTORY

                                                                            MARCH 31, 1996
                                                                            --------------
        Raw materials                                                          13,196
        Finished goods/goods held for resale                                  130,989
                                                                              -------
        TOTAL INVENTORY                                                       144,185
                                                                              =======



3.      CURRENT LIABILITIES

                                                                           MARCH 31, 1996
                                                                           --------------
        Trade payable                                                          84,949
        Overdraft facility                                                     64,215
        Current taxes                                                           6,572
        Employee taxes, Holiday allowance, etc.                                 7,830
        Other current liabilities                                              67,692
                                                                              -------
        CURRENT LIABILITIES                                                   231,258
                                                                              =======

        Included in Other current liabilities is NOK 27,050 representing accrued payable group contribution.

                          ANCHOR DRILLING FLUIDS, A.S.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN NOK 000 UNLESS OTHERWISE SPECIFIED)

4.      LONG TERM LIABILITIES

                                                                           MARCH 31, 1996
                                                                           --------------
        Loan in NOK                                                             1,719
        Loan in USD                                                            51,552
        Other long term liabilities                                             1,635
        Net pension liabilities                                                 6,456
                                                                               ------
        LONG TERM LIABILITIES                                                  61,362
                                                                               ======

        The loan agreement Anchor has entered into with Den norske Bank contains various covenants relating to the profitability and balance sheet of the Group. At the Balance Sheet Date, the Group was within the set targets.


5.      EQUITY

                                                                        SHARE      OTHER      TOTAL
                                                                        CAPITAL    EQUITY     EQUITY
                                                                        -------    ------     ------
        Shareholders' equity at January 1, 1996                         16,612     (5,156)    11,456
        Net income 1 quarter 1996                                                   7,278      7,278
        Group contribution                                                         (6,496)    (6,496)
        Currency translation differences                                              538        538
                                                                        ------    -------     ------
        SHAREHOLDERS' EQUITY AT MARCH 31, 1996                          16,612     (3,836)    12,776
                                                                        ======    =======     ======

                  PROF FORMA CONDENSED FINANCIAL STATEMENTS


         The following Pro Forma Condensed Balance Sheet as of March 31, 1996 and the Pro Forma Condensed Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996 have been prepared to give effect to the acquisition of Anchor Drilling Fluids, A.S. ("Anchor"). On June 11, 1996, M-I Drilling Fluids L.L.C. ("M-I Drilling Fluids"), a majority owned subsidiary of Smith International, Inc. (the "Registrant"), acquired the assets of Anchor, a Norwegian company.

         The assets were acquired in exchange for cash and the assumption of certain liabilities totaling $114.7 million in a transaction accounted for as a purchase. The accompanying Pro Forma Condensed Balance Sheet and Statements of Operations assume the transaction occurred on March 31, 1996 and January 1, 1995, respectively. The Pro Forma information is based upon the historical financial statements, giving effect to the acquisition under the purchase method of accounting and the assumptions included in the accompanying notes to Pro Forma Condensed Financial Statements.

         In connection with finalizing the transaction, M-I Drilling Fluids reached an agreement with the U.S. Department of Justice to modify a 1994 judgment issued by the U.S. District Court for the District of Columbia. M-I Drilling Fluids agreed to hold the acquired assets of Anchor Drilling Fluids USA, Inc. ("Anchor USA") separate until a sale of those assets can be made to an acceptable purchaser.

         These pro forma results have been prepared for comparative purposes only and include certain adjustments such as additional depreciation expense as a result of a step-up in the basis of property, plant and equipment, additional amortization expense as a result of goodwill and other intangible assets and increased interest expense on the acquisition-related debt. The pro forma results do not include estimated consolidation savings; therefore, they do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1995 or of future results of operations for the consolidated entities.

         The pro forma financial statements should be read in conjunction with the Consolidated Financial Statements and notes thereto of the Registrant in the Registrant's 1995 Annual Report on Form 10-K.

                           SMITH INTERNATIONAL, INC.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
               (IN U.S. DOLLAR THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     UNAUDITED
                                        -----------------------------------------------------------------
                                                HISTORICAL                             PRO FORMA
                                        -------------------------         -------------------------------
                                         SMITH           ANCHOR           ADJUSTMENTS           COMBINED
                                        --------       ----------         -----------          ----------
 Revenues                              $874,544        $143,492            $(36,043)(f)         $981,993
                                       --------        --------            --------             --------

 Costs and expenses:
   Costs of revenues                    582,004          87,436             (20,846)(f)          648,594

   Selling expenses                     158,300          25,252              (9,166)(f)          174,526
                                                                                140 (b)

   General and administrative            47,992          24,206              (9,200)(f)           65,214
     expenses                                                                 1,940 (a)
                                                                                276 (b)
                                        -------         -------            --------             --------

 Total costs and expenses               788,296         136,894             (36,856)             888,334

 Income from continuing
   operations before interest
   and taxes                             86,248           6,598                 813               93,659

 Interest expense, net                   12,238           1,282               3,467 (c)           16,987
                                        -------        --------            --------             --------

 Income from continuing
   operations before income
   taxes and minority interests          74,010           5,316              (2,654)              76,672

 Income tax provision                    12,609           1,377                (743)(d)           13,243
                                        -------        --------            --------             --------

 Income from continuing
   operations before minority
   interests                             61,401           3,939              (1,911)              63,429

 Minority interests                      15,809             244               1,890 (e)           17,943
                                       --------        --------            --------             --------

 Net Income                            $ 45,592        $  3,695            $ (3,801)            $ 45,486
                                       ========        ========            ========             ========

 Average common and common
   equivalent shares outstanding         39,383                                                   39,383
                                       ========                                                 ========

 Earnings per share operations
   per common share                    $   1.16                                                 $   1.16
                                       ========                                                 ========


      See accompanying unaudited notes to pro forma financial statements.

                           SMITH INTERNATIONAL, INC.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
               (IN U.S. DOLLAR THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    UNAUDITED
                                      ------------------------------------------------------------------
                                               HISTORICAL                            PRO FORMA
                                      ---------------------------        -------------------------------
                                        SMITH        ANCHOR (j)          ADJUSTMENTS           COMBINED
                                      --------       ----------          -----------          ----------
 Revenues                             $238,820        $38,165              (6,900)(f)          $270,085
                                      --------        -------             -------              --------

 Costs and expenses:
   Costs of revenues                   157,911         23,791              (4,419)(f)           177,283
   Selling expenses                     41,826          4,241              (2,106)(f)            43,996
                                                                               35 (b)

   General and administrative           14,033          8,623              (2,316)(f)            20,894
     expenses                                                                 485 (a)
                                                                               69 (b)
                                      --------        -------             -------              --------

 Total costs and expenses              213,770         36,655              (8,252)              242,173
                                      --------        -------             -------              --------

 Income from continuing
   operations before interest
   and taxes                            25,050          1,510               1,352                27,912

 Interest expense, net                   3,039            144                 867 (c)             4,050
                                      --------        -------             -------              --------

 Income from continuing
   operations before income
   taxes and minority interests         22,011          1,366                 485                23,862

 Income tax provision                    5,015            162                 136 (d)             5,313
                                      --------        -------             -------              --------

 Income (loss) from continuing
   operations before minority
   interests                            16,996          1,204                 349                18,549

 Minority interests                      4,048             75                 438                 4,561
                                      --------        -------             -------              --------

  Net income                          $ 12,948        $ 1,129             $   (89)             $ 13,988
                                      ========        =======             =======              ========

 Average common and equivalent
   shares outstanding                   39,719                                                   39,719
                                      ========                                                 ========


 Earnings per share                   $   0.33                                                 $   0.35
                                      ========                                                 ========


      See accompanying notes to pro forma financial statements.

                           SMITH INTERNATIONAL, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                 UNAUDITED
                                                       ------------------------------------------------------
                                                              HISTORICAL                     PRO FORMA
                                                       ---------------------       --------------------------
                                                        SMITH        ANCHOR        ADJUSTMENTS       COMBINED
                                                       -------      --------       -----------       --------
 ASSETS

 Current Assets:
   Cash and cash equivalents                          $ 13,314       $ 4,811        $  (813)(a)      $ 17,312
   Receivables                                         237,229        37,457         (7,721)(a)       266,965
   Inventories, net                                    234,390        22,483         (5,935)(a)       251,270
                                                                                        332 (b)
   Deferred tax assets, net                              3,925             -                            3,925
   Prepaid expenses and other                           17,721           540           (235)(a)        18,026
   Assets held for sale                                      -             -         14,327 (a)        14,327
                                                      --------      --------       --------          --------
       Total Current Assets                            506,579        65,291            (45)          571,825
                                                      --------      --------       --------          --------

 PROPERTY, PLANT AND EQUIPMENT, net                    139,508        16,068         (2,091)(a)       155,480
                                                                                      1,995 (b)
 OTHER ASSETS                                           41,515         2,342         (1,000)(h)        43,357
                                                                                        500 (d)
 Goodwill, net                                          43,977           744         76,857 (c)       121,578
                                                      --------      --------       --------          --------

 TOTAL ASSETS                                         $731,579       $84,445        $76,216          $892,240
                                                      ========       =======        =======          ========

 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current Liabilities:
   Accounts payable                                   $ 73,300       $18,988      $  (2,154)(a)      $ 90,134
   Short-term borrowings and current portion of         15,768        10,613           (314)(a)        28,601
     long-term debt                                                                   2,534 (e)
   Accrued payroll costs                                27,972         1,216                           29,188
   Income taxes payable                                 13,701         2,038                           15,739
   Other                                                48,901         3,205          6,936 (h)        59,042
                                                      --------      --------       --------          --------
       Total current liabilities                       179,642        36,060          7,002           222,704
                                                      --------      --------       --------          --------

 Long-Term Debt                                        132,701             -         63,612 (e)       196,313
 Other Long-Term Liabilities                            16,232        10,438                           26,670
 Minority Interests                                     87,714         2,266         41,283 (f)       131,263

 Shareholders' Equity                                  315,290        35,681        (35,681)(g)       315,290
                                                      --------      --------       --------          --------
       Total Liabilities and Shareholders' Equity     $731,579       $84,445       $ 76,216          $892,240
                                                      ========       =======       ========          ========

      See accompanying unaudited notes to pro forma financial statements.

                          SMITH INTERNATIONAL, INC.

              NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                          (IN U.S. DOLLAR THOUSANDS)

STATEMENT OF OPERATIONS -

(a) To record goodwill amortization resulting from the Anchor purchase over expected life of 40 years.

(b) To record depreciation expense on the step-up of Anchor property and equipment from book value to estimated fair value and the amortization of the covenant-not-to compete. The property and equipment and covenant will be depreciated over the average estimated remaining useful life of eight and three years, respectively.

(c) To record interest expense on the net increase in acquisition-related debt assuming no principal reduction.

(d) To record a reduction in income tax expense at the Norwegian statutory rate for the impact of the Pro Forma adjustments.

(e) To record minority interest expense related to the minority partner's ownership in M-I.

(f) A judgment issued by the U.S. Department of Justice requires Smith to divest the Anchor US operations. To remove the impact of the Anchor U.S. Operations.



BALANCE SHEET -

(a) To reclassify the assets and liabilities of the Anchor U.S. operations to the current asset line item "Assets held for Sale".

(b) To record the step-up of fixed assets and inventory from book value to the estimated fair market value.

(c) To record the purchase price in excess of the estimated fair market value of Anchor's net assets as goodwill.

(d) To record the estimated fair market value of the covenant-not-to-compete with Seller Group.

(e) To record the current and long-term portions of the Registrant's $73.4 million of acquisition-related borrowings, net of the payoff of certain Anchor borrowings which were assumed in connection with the acquisition.

(f) To record the minority interest partner's ownership in the net assets of Anchor.

(g) To eliminate the historical equity of Anchor.

(h) To record the accrual of transaction costs, including the estimated losses on continuing operations and disposal of Anchor's U.S. operations.

                                 EXHIBIT INDEX


           23.1         Consent of Independent Auditors